Exhibit 5.1

LION GROUP HOLDING LTD.	D + 852 3656 6014
Ogier Global (Cayman) Limited	E Nicholas.Plowman@ogier.com
89 Nexus Way, Camana Bay
Grand Cayman KY1-9009	Ref: 172158.00008
Cayman Islands
12 November 2025

LION GROUP HOLDING LTD. (the Company) – Exhibit 5.1

We have acted as Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-3 filed by the Company on 12 November 2025, including all amendments or supplements thereto (the Registration Statement), with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (as amended, the Act). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the Prospectus) of up to an aggregate of 5,832,293 ADS, representing 14,580,732,500 Class A Ordinary Shares (the Resale Shares), issuable upon the conversion of the Notes held by ATW Digital Asset Opportunities VI LLC  (the Selling Securityholder).

For the purpose of this opinion, the Notes refer to the Senior Secured Convertible Debenture issued by the Company Due June 23, 2028 and July 21, 2028, collectively.

We have been advised that the Resale Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issue of the Resale Shares.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

Lion Group Holding Ltd.

12 November 2025

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies or drafts of the following documents (the Documents):

(a)	the Certificate of Incorporation of the Company dated 11 February 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the seventh amended and restated memorandum of association filed with the Registrar on 29 October 2025 and the fifth amended articles of association of the Company filed with the Registrar on 7 March 2025 (Memorandum and Articles);

(c)	a certificate of good standing dated 31 March 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors of the Company;

(e)	the Registration Statement; and

(f)	a certificate dated the same date as this opinion as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the directors of the Company passed on or around the date of this Opinion (the Board Resolutions).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Lion Group Holding Ltd.

12 November 2025

Resale Shares

(b)	With respect to Resale Shares, when:

(i)	the Board has taken all necessary corporate actions to approve the Notes and the conversion thereof by the Selling Securityholder;

(ii)	the Board has taken all necessary corporate actions to approve the issuance and allotment of the Resale Shares, the terms of the offering of the Resale Shares and any other related matters;

(iii)	the terms of the ADS and the Notes, the memorandum and articles of association of the Company then in effect and the instrument governing the Notes and all other instruments providing for such conversion, exchange, redemption, repurchase or exercise for Resale Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Resale Shares) received; and

(iv)	valid entry has been made in the register of members of the Company reflecting such issuance of Resale Shares, in each case in accordance with the Memorandum and Articles,

the Resale Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Notes to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Notes, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Notes and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Notes will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

Lion Group Holding Ltd.

12 November 2025

4.2	Under the Companies Act (Revised) of the Cayman Islands (the Companies Act), annual returns in respect of the Company must be filed with the Registrar in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion the phrase “non-assessable” means, with respect to the shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We have not reviewed the Notes and our opinions are qualified accordingly.

4.6	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of any document and enforce the remainder of such document or the transaction of which such provisions form a part, notwithstanding any express provisions in any document in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Resale Shares while the Registration Statement is effective.

Lion Group Holding Ltd.

12 November 2025

Yours faithfully

Ogier

Lion Group Holding Ltd.

12 November 2025

SCHEDULE 1

Assumptions

1.	All original documents examined by us are authentic and complete.

2.	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3.	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4.	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5.	The Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6.	All copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

7.	The Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions.

8.	Neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

9.	The Company will issue the Resale Shares in furtherance of its objects as set out in its Memorandum.

10.	The Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any securities. Without limiting the foregoing, the Company will have sufficient unissued Ordinary Shares in its authorised share capital to enable the Company to issue the Resale Shares upon conversion of the Notes.

Lion Group Holding Ltd.

12 November 2025

11.	The form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles nor any applicable law, regulation, order or decree in the Cayman Islands.

12.	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any security and none of the Resale Shares have been offered or issued to residents of the Cayman Islands.

13.	All necessary corporate action will be taken to authorise and approve any issuance of Resale Shares and the terms of the offering of such Resale Shares thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

14.	Upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

15.	Each of the parties other than the Company to any and all documents entered into in connection with the issuance of the securities is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to such documents, or who sign or have signed such documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such documents, sign such documents and give such information. All such documents have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the Board.

16.	The Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due.

17.	All relevant documents will be governed by and construed in accordance with such governing law as specified therein (the Relevant Law) and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the Relevant Law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

18.	The choice of the Relevant Law as the governing law of a document has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

Lion Group Holding Ltd.

12 November 2025

19.	No monies paid to or for the account of any party in respect of the Resale Shares or the Notes represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) of the Cayman Islands or the Terrorism Act (Revised) of the Cayman Islands respectively) and none of the parties to any relevant documents is acting or will act in relation to the transactions contemplated by the documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of Her Majesty in Council.

20.	The form and terms of any and all securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

21.	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the any documents nor the exercise by any party thereto of its rights or the performance of its obligations under them contravene those laws or public policies.

22.	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the any and all documents entered into in connection with the issuance of the securities or the transactions contemplated thereby or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered document.

23.	The Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of all relevant documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

24.	There is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.